UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 14, 2006

                                ZONE 4 PLAY, INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                   000-51255                      98-0374121
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                  (IRS Employer
       of incorporation)           File Number)              Identification No.)

     103 FOULK ROAD, WILMINGTON, DE                                     19803
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)

                                 (302) 691-6177
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 14, 2006, RNG Gaming Ltd., an indirect subsidiary of the registrant ("RNG"), Gaming Ventures plc ("GV"), the parent company of RNG, which the registrant formed and intends to spin off to its shareholders once certain regulatory approvals are obtained, and Golden Palace Ltd. ("Golden Palace"), a leading online gaming operator, entered into an agreement ("Agreement") under which Golden Palace has agreed to invest $600,000 in RNG in return for 20% of the ordinary shares of RNG. Pursuant to terms of the Agreement, Golden Palace has an option, that can be exercised upon the occurrence of certain events as defined in the Agreement, to acquire additional 30% of the ordinary shares of RNG (but not more than 50% of RNG or more than the amount owned by GV) at a price of $180,000 per each additional percentage interest of the ordinary shares of RNG.

A copy of the Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

10.1 Share Subscription and Option Agreement dated September 14, 2006, by and among, RNG Gaming Ltd., Golden Palace Ltd., and Gaming Ventures plc.

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                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                                         ZONE 4 PLAY, INC.
                                                         (REGISTRANT)

                                                         BY: /s/ URI LEVY
Date: September 14, 2006                                 ----------------
                                                         URI LEVY
                                                         CHIEF FINANCIAL OFFICER